CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
First Investors Life Insurance Company
110 Wall Street
New York, NY  10005

We hereby consent to the use in Post–Effective Amendment No. 7 to the Registration Statement on Form N-6 (file no. 333-123756) of our report dated March 9, 2011 relating to the December 31, 2010 financial statements of First Investors Life Separate Account E and our report dated March 9, 2011 relating to the December 31, 2010 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
April 26, 2012